UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549

                                 FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 17, 2003

                        Energy & Engine Technology
           (Exact name of registrant as specified in its chapter)

                    Nevada            0-32129        88-0471842
       (State or other jurisdiction  (Commission    (IRS Employer
        of incorporation)             File Number)   Identification No.)


                        5308 West Plano Parkway
                    Plano, TX                          75093
             (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code  972-732-6360

---------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On October 17, 2003, Registrant, on behalf of, Wind Dancer Aviation Services, Inc. ("Wind Dancer"), a wholly owned subsidiary of Registrant, closed on the acquisition of certain turbocharger and Aero Commander STCs from RPM Management, LLC and Mr. RPM, LLC, both of Camano Island, Washington. STCs (supplemental type certificates) are unique designs for aircraft parts, which are FAA - approved. The owner of an STC has the exclusive right to manufacture a specific part for a particular aircraft type.

The acquisition also includes general aviation aircraft parts and inventory for a total purchase price of 900,000 shares of registrant's restricted Common Stock, which was negotiated by the parties in an arms length transaction.

The acquisition allows Wind Dancer to continue with the second part of its business plan, which is the development and marketing of turbo normalizing kits and installation of the STC-covered parts on general aviation aircraft, which is over 10,000 aircraft in the U.S. alone. This step out allows Wind Dancer to support its existing customer base with a more comprehensive range of general aviation parts and will generate increased business through STC production and installations as customer demand builds.

Item 7.  Financial Statements and Exhibits.

(a) and (b). Financial statements of businesses acquired and pro forma financial information. As no business and only assets were acquired, no financial statements or pro forma financial information is filed. Under Rule 11-01(d), no filing is required as: (1) the nature of the revenue producing activity will not remain the same as the STCs, the bulk of the assets, had been lying dormant and not utilized by seller, and Wind Dancer will utilize these STCs to develop turbocharger kits which will generate revenue.
(2)(i) and (ii) There is no commonality of physical facilities or employee base as the assets have been physically moved from seller's location to Wind Dancer's location in Colorado and all dealings with the assets will be by Wind Dancer employees with no overlap with Seller except for some consulting work by RPM Mangement with regard to development issues.
(iii) The market distribution system is different as Wind Dancer will sell directly to its own customers. (iv) There is no overlap of sales force. (v) To the best of Registrant's knowledge, there is little, if any at all, overlap of customer base. (vi) Seller retains no operating rights on the purchased assets. (vii) Seller did not transfer any production rights. (viii) No trade names were transferred.

Additionally, the STCs had not been utilized by seller and the inventory acquired was not a large distinct portion of Seller's assets, so it did not have financial statements on these assets to produce to Wind Dancer upon asset acquisition.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                ENERGY & ENGINE TECHNOLOGY CORPORATION
                              (Registrant)

                        /s/ Jolie G. Kahn
                          Jolie G. Kahn
                            Secretary
Date	October 24, 2003     (Signature)*